UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2006

REGENESIS CENTERS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Florida	000-51411
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

900 North Federal Highway, Suite 260, Boca Raton, Florida	33432
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(561) 807-8383

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 31, 2006 (the “Effective Date”), Regenesis Centers, Inc., a Florida corporation (“Regenesis”) entered into a Stock Purchase and Share Exchange Agreement (the “Agreement”) with Institute of Advanced Medicine, Inc., a Florida corporation (“IAM”) and the shareholders of shareholders of IAM (“Shareholders”) (collectively IAM and the IAM shareholders shall be known as the “IAM Group”). Pursuant to the Agreement, Regenesis will purchase all of the outstanding shares of IAM for a total of 29,093,320 shares of Regenesis’ common stock to the IAM shareholders. Pursuant to the agreement, IAM will become a wholly owned subsidiary of Regenesis.

As a condition precedent to closing of the transaction, IAM must provide required audited financial statements in accordance with SEC rules and regulations for the period from inception (October 2005) until the present. In addition, IAM must provide unaudited financial statements for and any interim period (i.e., June 30, 2006). Such unaudited interim financial statements must be reviewed as required by SEC rules and regulations.

ITEM 9.01	FINANCIAL STATEMENT AND EXHIBITS

(a)	Financial Statements of Business Acquired.

None

(b)	Pro Forma Financial Information.

None

(c)	Exhibits.

Exhibit Number	Description

2.1

Stock Purchase Agreement and share Exchange dated August 31, 2006 between Regenesis Centers, Inc. and Institute of Advanced Medicine, Inc., a Florida corporation (“IAM”) and the shareholders of shareholders of IAM.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENESIS CENTERS, INC.

Dated: September 6, 2006	By:	/s/ Anne Invernale
Anne Invernale
President, Chief Executive Officer, Chief Financial Officer, Secretary, and Director